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                                                                    Exhibit 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) dated July 27, 2006 pertaining to the Jersey 2002 Stock Incentive Plan and the 2006 Incentive Award Plan of WNS (Holdings) Limited of our report dated May 24, 2006, with respect to the consolidated financial statements of WNS (Holdings) Limited included in its Registration Statement (Form F-1 No. 333-135590) and related Prospectus.



                                                      Ernst & Young


Mumbai, India
July 27, 2006